BrightSpring Health Services, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Full Year 2026 Guidance

LOUISVILLE, Ky., February 27, 2026 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based health services for complex populations, today announced financial results for the fourth quarter and full year ended December 31, 2025 and initiated full year 2026 Revenue and Adjusted EBITDA1 guidance.

Fourth Quarter 2025 Financial Highlights

(note: all figures represent continuing operations and exclude the Community Living business)

•
Net revenue of $3,551 million, up 29.3% compared to $2,747 million in the fourth quarter of 2024
•
Gross profit of $413 million, up 21.8% compared to $339 million in the fourth quarter of 2024
•
Net income of $49.6 million compared to net income of $4.3 million in the fourth quarter of 2024
•
Adjusted EBITDA1 of $184 million, up 40.7% compared to $130 million in the fourth quarter of 2024
•
Acquired 107 home health and hospice branches as a part of the Amedisys and LHC acquisition
•
Repurchased 1,500,000 shares of common stock, for approximately $43.2 million, in connection with the October 2025 secondary offering by affiliates of Kohlberg Kravis Roberts & Co. L.P. and certain members of management

Full Year 2025 Financial Highlights

(note: all figures represent continuing operations and exclude the Community Living business)

•
Net revenue of $12,911 million, up 28.2% compared to $10,072 million in full year 2024
•
Gross profit of $1,518 million, up 19.8% compared to $1,266 million in full year 2024
•
Net income of $104.8 million compared to a net loss of $68.9 million in full year 2024
•
Operating cash flow of $490 million, compared to $24 million in full year 2024
•
Adjusted EBITDA1 of $618 million, up 34.2% compared to $460 million in full year 2024
•
Leverage2 of 2.99x as of December 31, 2025 compared to leverage of 4.16x on December 31, 2024
•
Planned divestiture of Community Living business to Sevita, announced on January 20, 2025, is expected to close by the end of the first quarter of 2026

"In 2025, BrightSpring’s financial performance was driven by ongoing demand for our high-quality and differentiated services and operational capabilities,” said Jon Rousseau, Chairman, President, and Chief Executive Officer of the Company. “I am pleased with our results across the enterprise, underpinned by the people and processes we have in place, which expand the reach and impact of our mission every day. In 2026, we remain focused on delivering superior, timely, and lower-cost coordinated patient care that provides significant value to the healthcare system, the individuals we serve, and our organization.”

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

2The results of the Community Living business are included in the calculation of our leverage pursuant to the terms of our First Lien Credit Agreement.

Key Financials3 (for BrightSpring continuing operations)

	Three Months Ended			Year Ended
	December 31, (Unaudited)			December 31, (Unaudited)
	2025	2024	%	2025	2024	%
($ in millions)
Pharmacy Solutions Revenue	$ 3,157	$ 2,397	32%	$ 11,446	$ 8,754	31%
Provider Services Revenue	394	350	13%	1,465	1,318	11%
Total Revenue	$ 3,551	$ 2,747	29%	$ 12,911	$ 10,072	28%

	Three Months Ended			Year Ended
	December 31, (Unaudited)			December 31, (Unaudited)
	2025	2024	%	2025	2024	%
($ in millions)
Pharmacy Solutions segment EBITDA	$ 162	$ 113	44%	$ 544	$ 395	38%
Provider Services segment EBITDA	64	56	16%	233	205	13%
Total Segment Adjusted EBITDA	$ 227	$ 168	35%	$ 776	$ 600	29%
Corporate Costs	(43)	(38)	-	(159)	(140)	-
Total Company Adjusted EBITDA(1)	$ 184	$ 130	41%	$ 618	$ 460	34%

Business Metrics

	Three Months Ended			Year Ended
	December 31, (Unaudited)			December 31, (Unaudited)
	2025	2024	%	2025	2024	%
Pharmacy Solutions
Prescriptions dispensed	10,844,786	10,967,463	(1%)	43,367,072	41,816,584	4%
Revenue per script ($)	291.07	218.56	33%	263.93	209.35	26%
Gross Profit per script ($)	23.52	18.65	26%	21.64	17.83	21%
Provider Services
Home Health Care average daily census	34,593	30,019	15%	31,135	28,532	9%
Rehab Care persons served	7,363	6,544	13%	7,127	6,597	8%
Personal Care persons served	16,175	15,874	2%	16,079	15,879	1%

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

3Financial tables may not foot due to rounding.

Full Year 2026 Financial Guidance

For the full year 2026, BrightSpring is providing Revenue and Adjusted EBITDA guidance, which excludes the Community Living business and the effects of any future closed acquisitions. All growth rates are shown as compared to the full year 2025 Revenue and Adjusted EBITDA results, excluding the Community Living business:

•
Revenues of $14,450 million to $15,000 million, or 11.9% to 16.2% growth.
o
Pharmacy Segment Revenue of $12,600 million to $13,100 million, or 10.1% to 14.5% growth.
o
Provider Segment Revenue of $1,850 million to $1,900 million, or 26.3% to 29.7% growth.
•
Total Adjusted EBITDA4 of $760 million to $790 million, or 23.1% to 27.9% growth.
•
The Amedysis and LHC acquisition is expected to contribute approximately $30 million in Adjusted EBITDA in 2026.

4A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net income (loss) from continuing operations cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

The Company will host a conference call today, February 27th at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental information on the fourth quarter and fiscal year 2025 results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services provides complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care and primary care, and rehabilitation and behavioral health, we provide comprehensive and integrated care and clinical solutions in all 50 states to over 465,000 customers, clients and patients daily. BrightSpring has consistently demonstrated strong and industry-leading quality metrics across its services lines, while improving the quality of life and health for high-need individuals and reducing overall costs to the healthcare system.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information.

In some cases, we have used words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases to identify these forward-looking statements.

The forward-looking statements are based on management’s current expectations and are not historical facts or guarantees of future performance. The forward-looking statements relate to the future and are therefore subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

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our operation in a highly competitive industry;
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our inability to maintain relationships with existing patient referral sources or establish new referral sources;
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changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;
•
cost containment initiatives of third-party payors, including post-payment audits;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
•
our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
•
reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
compliance with or changes to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
•
fluctuation of our results of operations on a quarterly basis;
•
harm caused by labor relation matters;
•
limitations in our ability to control reimbursement rates received for our services if we are unable to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
•
failure to manage our growth effectively, which may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
•
our ability to identify, successfully complete and manage acquisitions, joint ventures, divestitures and other significant transactions and strategic initiatives;
•
our ability to continue to provide consistently high quality of care;
•
maintenance of our corporate reputation or the emergence of adverse publicity, including negative information on social media or changes in public perception of our services;
•
contract continuance, expansion and renewal with our existing customers, including renewals at lower fee levels, customers declining to purchase additional services from us, or reduction in the services received from us pursuant to those contracts;

•
effective investment in, implementation of improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information; cause a loss of confidential patient data, employee data or personal information; or prevent access to critical information and thereby expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods;
•
potential substantial malpractice or other similar claims;
•
various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits, which may not be entirely covered by insurance;
•
our current insurance program, which may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, which have required and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations;
•
our inability to adequately protect our intellectual property rights;
•
risks related to our compliance with our regulatory framework;
•
the significant interests of KKR Stockholder may conflict with our stockholders’ interests in the future;
•
our substantial indebtedness;
•
significant changes in tax or trade policies, tariffs, or trade relations between the United States and other countries, such as the imposition of unilateral tariffs on imported products, including impacts on imported drug products, which could result in supply chain disruptions and significant increases in costs; and
•
fluctuations in the amount and frequency of repurchases of our common stock.

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA,” “Adjusted EBITDA,” and “Adjusted EPS,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA, Adjusted EBITDA, and Adjusted EPS have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA, Adjusted EBITDA, and Adjusted EPS to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA, Adjusted EBITDA, and Adjusted EPS are not GAAP measures of our financial performance and should not be considered as an alternative to net income (loss) as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net income (loss) from continuing operations before income tax expense (benefit), interest expense, net and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, legal costs and settlements associated with certain historical matters for PharMerica, significant projects, and management fees.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations: Media Contact:

David Deuchler, CFA Leigh White

Gilmartin Group LLC leigh.white@brightspringhealth.com

ir@brightspringhealth.com 502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2025 and 2024

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$88,370	$60,954
Accounts receivable, net of allowance for credit losses	989,719	902,782
Inventories	815,180	636,561
Prepaid expenses and other current assets	118,592	161,310
Current assets held for sale	882,189	131,447
Total current assets	2,894,050	1,893,054
Property and equipment, net of accumulated depreciation of $404,878 and $339,892 at December 31, 2025 and 2024, respectively	204,689	180,570
Goodwill	2,545,673	2,363,884
Intangible assets, net of accumulated amortization	557,555	595,224
Operating lease right-of-use assets, net	171,632	161,032
Deferred income taxes, net	—	5,288
Other assets	39,712	39,128
Non-current assets held for sale	—	687,960
Total assets	$6,413,311	$5,926,140
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$1,217,946	$923,926
Accrued expenses	333,024	295,746
Current portion of obligations under operating leases	42,936	38,910
Current portion of obligations under financing leases	6,794	3,463
Current portion of long-term debt	52,340	48,725
Current liabilities held for sale	195,994	117,563
Total current liabilities	1,849,034	1,428,333
Obligations under operating leases, net of current portion	135,420	129,467
Obligations under financing leases, net of current portion	14,544	6,530
Long-term debt, net of current portion	2,455,204	2,561,858
Deferred income taxes, net	6,178	—
Long-term liabilities	66,565	71,190
Non-current liabilities held for sale	—	77,177
Total liabilities	4,526,945	4,274,555
Redeemable noncontrolling interests	11,227	3,730
Shareholders’ equity:
Common stock, $0.01 par value, 1,500,000,000 shares authorized, 192,124,125 and 174,245,990 shares issued and outstanding at December 31, 2025 and 2024, respectively	$1,921	$1,742
Preferred stock, $0.01 par value, 250,000,000 authorized, no shares issued and outstanding at December 31, 2025 and 2024	—	—
Additional paid-in capital	1,954,482	1,866,850
Accumulated deficit	(74,647)	(222,155)
Accumulated other comprehensive (loss) income	(6,691)	1,418
Total shareholders’ equity	1,875,065	1,647,855
Noncontrolling interest	74	—
Total equity	1,875,139	1,647,855
Total liabilities, redeemable noncontrolling interests, and equity	$6,413,311	$5,926,140

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Operations

For the three and twelve months ended December 31, 2025 and 2024

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Revenues:
Products	$3,156,539	$2,397,059	$11,445,777	$8,754,282
Services	394,092	349,906	1,464,787	1,317,932
Total revenues	3,550,631	2,746,965	12,910,564	10,072,214
Cost of goods	2,901,500	2,192,520	10,507,431	8,008,501
Cost of services	236,583	215,777	885,356	797,286
Gross profit	412,548	338,668	1,517,777	1,266,427
Selling, general, and administrative expenses	304,435	283,129	1,222,525	1,158,473
Operating income	108,113	55,539	295,252	107,954
Loss on extinguishment of debt	—	—	—	12,726
Interest expense, net	38,535	46,180	157,311	190,546
Income (loss) from continuing operations before income taxes	69,578	9,359	137,941	(95,318)
Income tax expense (benefit)	20,027	5,077	33,145	(26,387)
Income (loss) from continuing operations, net of income taxes	49,551	4,282	104,796	(68,931)
Income from discontinued operations, net of income taxes	27,769	11,122	84,317	48,410
Net income (loss)	77,320	15,404	189,113	(20,521)
Net income (loss) attributable to noncontrolling interests included in continuing operations	240	(595)	(1,553)	(2,459)
Net income (loss) attributable to BrightSpring Health Services, Inc. and subsidiaries	$77,080	$15,999	$190,666	$(18,062)

Net income (loss) per common share:
Basic income (loss) per share attributable to common shareholders:
Continuing operations	$0.24	$0.02	$0.53	$(0.34)
Discontinued operations	$0.14	$0.06	$0.41	$0.25
Net income (loss) per share	$0.38	$0.08	$0.94	$(0.09)
Diluted income (loss) per share attributable to common shareholders:
Continuing operations	$0.23	$0.02	$0.48	$(0.34)
Discontinued operations	$0.12	$0.06	$0.39	$0.25
Net income (loss) per share	$0.35	$0.08	$0.87	$(0.09)
Weighted average shares outstanding:
Basic	203,702	200,312	202,564	192,997
Diluted	218,417	213,160	219,774	192,997

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the three and twelve months ended December 31, 2025 and 2024

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Operating activities:
Net income (loss)	$77,320	$15,404	$189,113	$(20,521)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	39,524	54,881	164,277	204,482
Impairment of long-lived assets	6,102	5,454	12,628	10,235
Change in fair value of contingent consideration, net	—	2,261	(1,266)	2,261
Payment of contingent consideration in excess of acquisition date fair value	—	(2,351)	(6,170)	(2,351)
Provision for credit losses	7,504	12,102	56,227	33,998
Amortization of deferred debt issuance costs	2,858	2,631	11,242	12,108
Share-based compensation	14,366	13,980	70,099	69,174
Deferred income taxes, net	(3,424)	1,867	14,842	(25,914)
Loss on extinguishment of debt	—	—	—	12,726
Loss on disposition of fixed assets	573	156	2,076	101
Other	(2,518)	(1,492)	(4,356)	(2,451)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	31,402	(15,044)	(131,287)	(179,040)
Prepaid expenses and other current assets	5,812	10,065	30,669	7,595
Inventories	(175,627)	(162,249)	(177,906)	(236,514)
Trade accounts payable	221,335	147,646	264,171	303,209
Accrued expenses	14,791	5,452	32,003	(144,580)
Other assets and liabilities	(8,459)	(151)	(36,193)	(20,744)
Net cash provided by operating activities	$231,559	$90,612	$490,169	$23,774
Investing activities:
Purchases of property and equipment	$(37,665)	$(15,311)	$(95,484)	$(80,913)
Acquisitions of businesses, net of cash acquired	(196,256)	(42)	(204,564)	(59,797)
Other	37	(427)	(5,031)	473
Net cash used in investing activities	$(233,884)	$(15,780)	$(305,079)	$(140,237)
Financing activities:
Long-term debt borrowings	$—	$—	$—	$2,566,000
Long-term debt repayments	(12,342)	(11,701)	(50,275)	(3,396,334)
Proceeds from issuance of common stock on initial public offering, net	—	—	—	656,485
Proceeds from issuance of tangible equity units, net	—	—	—	389,000
(Repayments) borrowings of the Revolving Credit Facility, net	—	(33,800)	(63,300)	12,600
Payment of debt issuance costs	—	(3,857)	—	(47,045)
Repurchase of shares of common stock	(43,173)	—	(43,173)	(650)
Proceeds from shares issued under share-based compensation plan	10,600	1,004	25,281	1,535
Payment of taxes related to net share settlement of equity awards	(1,971)	(1,196)	(7,554)	(1,196)
Payment of contingent consideration up to acquisition date fair value	(200)	2,351	(200)	(1,805)
Purchase of redeemable noncontrolling interest	—	—	(5,100)	(2,316)
Payment of financing lease obligations	(3,412)	(2,353)	(13,545)	(11,629)
Net cash (used in) provided by financing activities	$(50,498)	$(49,552)	$(157,866)	$164,645
Net (decrease) increase in cash and cash equivalents	(52,823)	25,280	27,224	48,182
Cash and cash equivalents at beginning of period	141,300	35,973	61,253	13,071
Cash and cash equivalents at end of period	$88,477	$61,253	$88,477	$61,253
Cash and cash equivalents included in assets held for sale at end of period	107	299	107	299
Cash and cash equivalents included in continuing operations at end of period	$88,370	$60,954	$88,370	$60,954

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three and twelve months ended December 31, 2025 and 2024

(Unaudited)

The following table reconciles net income (loss) from continuing operations to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended		For The Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) from continuing operations	$49,551	$4,282	$104,796	$(68,931)
Income tax expense (benefit)	20,027	5,077	33,145	(26,387)
Interest expense, net	38,535	46,180	157,311	190,546
Depreciation and amortization	39,524	42,675	162,948	162,144
EBITDA	$147,637	$98,214	$458,200	$257,372
Non-cash share-based compensation (1)	13,009	11,543	59,164	61,336
Acquisition, integration, and transaction-related costs (2)	5,613	6,625	40,424	31,953
Restructuring and divestiture-related and other costs (3)	17,289	14,046	59,782	61,688
Legal costs and settlements (4)	—	—	—	21,886
Significant projects (5)	—	—	—	2,604
Management fees (6)	—	—	—	23,381
Total adjustments	$35,911	$32,214	$159,370	$202,848
Adjusted EBITDA	$183,548	$130,428	$617,570	$460,220

(1)
Represents non-cash share-based compensation to certain members of our management and other full-time employees. The year ended December 31, 2024 includes $15.0 million of previously unrecognized share-based compensation expense related to performance-vesting options under the 2017 Stock Plan, a portion of which vested upon completion of the IPO.

(2)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, finance and accounting diligence and documentation; costs associated with the integration of acquisitions, including any facility consolidation, integration travel, or severance; and costs associated with other planned, completed, or terminated non-routine transactions. The years ended December 31, 2025 and 2024 included other non-routine transaction costs of $26.8 million and $5.8 million, respectively.

(3)
Represents costs associated with restructuring-related activities, including closure costs, and related license impairment, and severance expenses associated with certain enterprise-wide or significant business line cost-savings measures. These costs included $23.4 million and $23.7 million of costs that did not meet the criteria for discontinued operations related to the Community Living divestiture for the years ended December 31, 2025 and 2024, respectively. These costs also included $12.7 million of unamortized debt issuance costs associated with the extinguishment of our Second Lien Facility in the year ended December 31, 2024.

(4)
Represents settlement and defense costs associated with certain historical PharMerica litigation matters, including the Silver matter, all of which were finalized in 2024.

(5)
Represents costs associated with certain transformational projects and for the periods presented primarily included general ledger system implementation, pharmacy billing system implementation, and ransomware attack response costs, all of which were finalized in 2024.

(6)
Represents annual management fees payable to the Managers under the Monitoring Agreement through the date of the IPO, and $22.7 million of termination fees resulting from the Monitoring Agreement being terminated upon completion of the IPO Offerings. All management fees ceased following the completion of the IPO in 2024.

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three and twelve months ended December 31, 2025 and 2024

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

(shares in thousands)	For the Three Months Ended		For The Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Diluted EPS	$0.23	$0.02	$0.48	$(0.34)
Non-cash share-based compensation (1)	0.06	0.05	0.27	0.30
Acquisition, integration, and transaction-related costs (1)	0.03	0.03	0.18	0.16
Restructuring and divestiture-related and other costs (1)	0.08	0.07	0.27	0.31
Legal costs and settlements (1)	—	—	—	0.11
Significant projects (1)	—	—	—	0.01
Management fee (1)	—	—	—	0.12
Income tax impact on adjustments (2)	(0.07)	(0.04)	(0.20)	(0.32)
Adjusted EPS	$0.33	$0.13	$1.00	$0.35

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income (loss) per share	218,417	213,160	219,774	192,997
Weighted average common shares outstanding used in calculating diluted Non-GAAP earnings per share	218,417	213,160	219,774	202,106

(1)
This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.

(2)
The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment. For the year ended December 31, 2024, the income tax impact on adjustments is inclusive of a discrete tax benefit related to the Silver matter that was finalized in connection with the signing of the settlement agreement during the second fiscal quarter of 2024. For all periods presented, the income tax impact on adjustments is inclusive of a discrete tax benefit related to share-based compensation.